UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 12, 2012
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On January 12, 2012, GTJ REIT, Inc. (the “Company”) and each of its wholly-owned subsidiaries, ShelterClean, Inc. (“ShelterClean”) and MetroClean Express Corp. (“MCE”), closed the sale of substantially all of the assets and business of ShelterClean and MCE to Triangle Services, Inc. (“Purchaser”) and two affiliated entities pursuant to the terms of separate asset sale and purchase agreements entered into on December 27, 2011 (collectively, the “Asset Purchase Agreements”).  The terms of such asset sale and purchase agreements were disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 3, 2012.  At the closing, each of ShelterClean and MCE received an aggregate of $973,368 and $1,209,790, respectively, representing payments for the assets and businesses sold.  These amounts are subject to an adjustment, up or down, within fifteen (15) days following the closing.

Simultaneously therewith, the Company and its wholly-owned subsidiary, ShelterClean of Arizona, Inc. (“ShelterAZ”), entered into a certain Bill of Sale and Assignment and Assumption Agreement (collectively, the “AZ Agreements”) for the sale of certain assets and the business of ShelterAZ to Shelter Clean Services, Inc., a wholly-owned subsidiary of Purchaser.  Under the AZ Agreements, ShelterAZ received $14,928, as payment for vehicles and the assignment of certain contracts.  Purchaser will assume certain liabilities of ShelterAZ as specified in the AZ Agreements.

THE FOREGOING IS A SUMMARY OF THE MATERIAL TERMS OF THE AZ AGREEMENTS AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE AZ AGREEMENTS.  THE COMPANY INTENDS TO FILE THE ASSET PURCHASE AGREEMENTS AND THE AZ AGREEMENTS AS EXHIBITS TO ITS NEXT ANNUAL REPORT ON FORM 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2012	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer